Exhibit 99.1

Forge Global Holdings, Inc. Reports Third Quarter Fiscal Year 2024 Results

•Total Revenue, Less Transaction-Based Expenses of $19.1 million in 3Q24, up 4% over the year-ago quarter

•Total Marketplace Revenues, Less Transaction-Based Expenses of $8.6 million in 3Q24, up 21% over the year-ago quarter

•Trading Volume of $338.1 million in 3Q24, up 44% over the year-ago quarter

•Forge announces Forge Price and the Private Magnificent 7

SAN FRANCISCO – November 6, 2024 – Forge Global Holdings, Inc. (“Forge,” or the “Company”) (NYSE: FRGE), a leading private securities marketplace, today announced its financial results for the quarter ended September 30, 2024.

“In Q3, we remained focused on technology and product innovations that expand access and improve the experience for all participants in the private market, ” said Kelly Rodriques, CEO of Forge. “Our continued investment in the Forge Next Generation Platform allows us to better expose pricing information, improve the client experience, and drive further efficiency into the trading process. And our launch of Forge Price is a breakthrough in pricing transparency, revolutionizing how investors access and interpret private market valuations, benchmarking, and indexing.”

Financial Highlights for the Third Quarter 2024

Revenue: Total revenue, less transaction-based expenses was $19.1 million, compared to $22.0 million last quarter, and $18.4 million in the year-ago quarter.

Operating Loss: Total operating loss was $20.9 million, compared to $17.7 million last quarter, and $21.5 million in the year-ago quarter.

Net Loss: Net loss was $18.8 million, compared to $14.0 million last quarter, and $19.0 million in the year-ago quarter.

Adjusted EBITDA Loss: Total adjusted EBITDA loss was $11.4 million, compared to $7.9 million last quarter, and $10.4 million in the year-ago quarter.

Cash Flow from Operating Activities: Net cash used in operating activities was $5.8 million, compared to $14.4 million last quarter, and $3.5 million in the year-ago quarter.

Cash Flow from Investing Activities: Net cash used in investing activities was $0.2 million, compared to cash provided by investing activities of $6.3 million last quarter, and cash used in investing activities of $0.5 million in the year-ago quarter.

Cash Flow from Financing Activities: Net cash used in financing activities was $0.4 million, compared to $0.9 million last quarter, and cash provided by financing activities of less than $0.1 million in the year-ago quarter.

Ending Cash Balance: Cash and cash equivalents as of September 30, 2024 was $114.5 million.

Share Count: Basic weighted-average number of shares used to compute net loss per share attributable to common stockholders for the quarter ended September 30, 2024, was 184 million shares and fully diluted outstanding share count as of September 30, 2024 was 201 million shares.

We estimate for the quarter ended December 31, 2024 that Forge will have 186 million weighted average basic shares outstanding, which will be used to calculate earnings per share in a loss position.

Fully diluted outstanding share count includes all common shares outstanding plus shares that would be issued in respect to outstanding restricted stock units, options and warrants, net of shares to be withheld in respect to exercise price of the respective instruments. Instruments that are out of the money are excluded from the fully diluted outstanding share count.

KPIs for the Third Quarter 2024

•Trading Volume was $338.1 million, compared to $426.3 million last quarter, and $234.1 million in the year-ago quarter.

•Net Take Rate was 2.6%, compared to 2.7% last quarter, and 3.0% in the year-ago quarter.

•Total Marketplace revenues, less transaction-based expenses was $8.6 million, compared to $11.4 million last quarter, and $7.1 million in the year-ago quarter.

•Total Custodial Administration Fee revenues was $10.5 million, compared to $10.6 million last quarter, and $11.3 million in the year-ago quarter.

•Total Custodial Accounts was 2.28 million, compared to 2.21 million last quarter, and 2.02 million in the year-ago quarter.

•Total Assets Under Custody was $16.6 billion, compared to $16.6 billion last quarter, and $15.1 billion in the year-ago quarter.

Additional Business Metrics for the Third Quarter 2024

•Forge Trust Custodial Cash: Forge Trust Custodial Cash was $470.0 million, compared to $495.0 million last quarter, and $518.0 million in the year-ago quarter.

•Total Number of Companies with Indications of Interest (IOIs): The total number of companies with IOIs was 516, compared to 551 last quarter, and 502 in the year-ago quarter.
•Employee Headcount: Forge finished out the quarter with a total employee headcount of 307.

Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Business Highlights

•Forge Price: Forge announced in September the launch of Forge Price, a derived, indicative price calculated daily for approximately 250 pre-IPO venture-backed late-stage companies. The innovative pricing model provides a derived price per share for each company by synthesizing data from various sources, including secondary market transactions, recent funding rounds, and indications of interest on Forge.

•Forge Names the Private Magnificent 7: In September, Forge announced the Private Market Magnificent 7, which represent a group of private, venture-backed, late-stage companies that have demonstrated resilience and propped up the performance of the private market over the recent market cycle, much like their public market counterparts.

Forge will host a webcast conference call today, November 6th, 2024, at 4:30 p.m. Eastern Time / 1:30 p.m Pacific Time to discuss these financial results and business highlights. The listen-only webcast is available at https://ir.forgeglobal.com. Investors and participants can access the conference call over the phone by dialing 1 (800) 715-9871 from the United States, or +1 (646) 307-1963 internationally. The conference ID is 6194475.

Following the conference call, an on-demand replay of the webcast will be made available on the Investor Relations page of the Company’s website at https://ir.forgeglobal.com.

Use of Non-GAAP Financial Information

In addition to our financial results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we present Adjusted EBITDA, a non-GAAP financial measure. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding specific financial items that have less bearing on our core operating performance. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net loss, and not to rely on any single financial measure to evaluate our business.
We define Adjusted EBITDA as net loss attributable to Forge Global Holdings, Inc., adjusted to exclude: (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) interest (income) expense, net, (iv) depreciation and amortization, (v) share-based compensation expense, (vi) change in fair value of warrant liabilities, and (vii) other significant gains, losses, and expenses such as impairments or acquisition-related transaction costs that we believe are not indicative of our ongoing results.

Forward-Looking Statement

This press release contains “forward-looking statements,” which generally are accompanied by words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate or relate to future events or trends or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Forge’s beliefs regarding its financial position and operating performance, as well as future opportunities for Forge to expand its business. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by Forge and its management, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in Forge’s documents filed, or to be filed, with the SEC, including in its Quarterly Report on Form 10-Q that will be filed on or around the date of this press release. There may be additional risks that Forge presently does not know of or that it currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Forge’s expectations, plans or forecasts of future events and views as of the date of this press release. Forge anticipates that subsequent events and developments will cause its assessments to change. However, while Forge may elect to update these forward-looking statements at some point in the future, Forge specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About Forge

Forge is a leading provider of marketplace infrastructure, data services and technology solutions for private market participants. Forge Securities LLC is a registered broker-dealer and a Member of FINRA that operates an alternative trading system.

Contacts

Investor Relations Contact:
Dominic Paschel
ir@forgeglobal.com

Media Contact:
Lindsay Riddell
press@forgeglobal.com

FORGE GLOBAL HOLDINGS, INC.
Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	September 30, 2024 (Unaudited)	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$114,454	$144,722
Restricted cash	1,103	1,062
Accounts receivable, net	4,955	4,067
Prepaid expenses and other current assets	8,891	13,253
Total current assets	129,403	163,104
Internal-use software, property and equipment, net	3,500	5,192
Goodwill and other intangible assets, net	126,983	129,919
Operating lease right-of-use assets	6,654	4,308
Payment-dependent notes receivable, noncurrent	7,436	5,593
Other assets, noncurrent	2,597	2,615
Total assets	$276,573	$310,731
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,640	$1,831
Accrued compensation and benefits	11,306	11,004
Accrued expenses and other current liabilities	7,694	8,861
Operating lease liabilities, current	3,453	2,516
Total current liabilities	24,093	24,212
Operating lease liabilities, noncurrent	4,492	2,707
Payment-dependent notes payable, noncurrent	7,436	5,593
Warrant liabilities	1,958	9,616
Other liabilities, noncurrent	313	185
Total liabilities	38,292	42,313
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 184,320,636 and 176,899,814 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	19	18
Treasury stock, at cost; 157,193 shares as of September 30, 2024 and December 31, 2023, respectively	(625)	(625)
Additional paid-in capital	565,529	543,846
Accumulated other comprehensive income	933	911
Accumulated deficit	(331,328)	(280,638)
Total Forge Global Holdings, Inc. stockholders’ equity	234,528	263,512
Noncontrolling interest	3,753	4,906
Total stockholders’ equity	238,281	268,418
Total liabilities and stockholders’ equity	$276,573	$310,731

FORGE GLOBAL HOLDINGS, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues:
Marketplace revenues	$8,713	$11,679	$7,283	$28,912	$17,638
Custodial administration fees	10,503	10,603	11,280	31,828	33,124
Total revenues	19,216	22,282	18,563	60,740	50,762
Transaction-based expenses:
Transaction-based expenses	(73)	(256)	(148)	(358)	(250)
Total revenues, less transaction-based expenses	19,143	22,026	18,415	60,382	50,512
Operating expenses:
Compensation and benefits	28,750	28,784	27,650	87,377	78,566
Technology and communications	3,185	2,649	3,763	8,894	10,628
Professional services	2,435	1,605	2,883	6,257	8,884
Advertising and market development	1,015	1,243	910	3,348	2,463
Rent and occupancy	1,036	1,107	1,142	3,278	3,616
General and administrative	1,877	2,508	1,870	9,447	8,143
Depreciation and amortization	1,748	1,781	1,710	5,345	5,246
Total operating expenses	40,046	39,677	39,928	123,946	117,546
Operating loss	(20,903)	(17,651)	(21,513)	(63,564)	(67,034)
Interest and other income (expense):
Interest income	1,307	1,495	1,725	4,511	4,553
Change in fair value of warrant liabilities	931	2,280	907	7,659	(2,715)
Other income, net	119	94	215	288	647
Total interest and other income	2,357	3,869	2,847	12,458	2,485
Loss before provision for income taxes	(18,546)	(13,782)	(18,666)	(51,106)	(64,549)
Provision for income taxes	298	258	291	772	769
Net loss	(18,844)	(14,040)	(18,957)	(51,878)	(65,318)
Net loss attributable to noncontrolling interest	(502)	(316)	(609)	(1,188)	(893)
Net loss attributable to Forge Global Holdings, Inc.	$(18,342)	$(13,724)	$(18,348)	$(50,690)	$(64,425)
Net loss per share attributable to Forge Global Holdings, Inc. common stockholders:
Basic	$(0.10)	$(0.08)	$(0.11)	$(0.28)	$(0.37)
Diluted	$(0.10)	$(0.08)	$(0.11)	$(0.28)	$(0.37)
Weighted-average shares used in computing net loss per share attributable to Forge Global Holdings, Inc. common stockholders:
Basic	184,158,571	182,681,065	173,957,880	182,261,198	173,045,721
Diluted	184,158,571	182,681,065	173,957,880	182,261,198	173,045,721

FORGE GLOBAL HOLDINGS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands of U.S. dollars)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net loss	$(18,844)	$(14,040)	$(18,957)	$(51,878)	$(65,318)
Adjustments to reconcile net loss to net cash used in operations:
Share-based compensation	7,622	7,859	9,233	24,948	25,443
Depreciation and amortization	1,748	1,781	1,711	5,345	5,247
Amortization of right-of-use assets	670	662	748	1,975	2,327
Loss on impairment of long lived assets	—	—	—	—	536
Impairment of right-of-use assets	—	—	—	186	—
Allowance for doubtful accounts	34	107	358	250	529
Change in fair value of warrant liabilities	(932)	(2,280)	(907)	(7,659)	2,715
Changes in operating assets and liabilities:
Accounts receivable	(466)	923	456	(1,139)	(857)
Prepaid expenses and other assets	2,049	(5,353)	1,371	(2,179)	1,590
Accounts payable	(120)	(1,004)	(89)	(58)	(1,318)
Accrued expenses and other liabilities	922	(4,636)	723	(931)	2,011
Accrued compensation and benefits	2,228	2,041	3,042	302	(4,472)
Operating lease liabilities	(739)	(491)	(1,236)	(1,785)	(3,317)
Other	—	—	—	(10)	—
Net cash used in operating activities	(5,828)	(14,431)	(3,547)	(32,633)	(34,884)
Cash flows from investing activities:
Purchases of term deposits	—	—	(515)	—	(3,180)
Receipts of term deposit maturities	—	6,559	—	6,559	—
Capitalized internal-use software development costs	(48)	—	—	(48)	—
Purchases of property and equipment	(125)	(267)	(14)	(792)	(113)
Net cash (used in) provided by investing activities	(173)	6,292	(529)	5,719	(3,293)
Cash flows from financing activities:
Proceeds from exercise of options	12	235	23	473	353
Taxes withheld and paid related to net share settlement of equity awards	(406)	(1,135)	—	(3,843)	(557)
Net cash (used in) provided by financing activities	(394)	(900)	23	(3,370)	(204)
Effect of changes in currency exchange rates on cash and cash equivalents	388	(78)	(333)	57	(158)
Net decrease in cash and cash equivalents	(6,007)	(9,117)	(4,386)	(30,227)	(38,539)
Cash, cash equivalents and restricted cash, beginning of the period	121,564	130,681	160,812	145,784	194,965
Cash, cash equivalents and restricted cash, end of the period	$115,557	$121,564	$156,426	$115,557	$156,426

Reconciliation of cash, cash equivalents and restricted cash to the amounts reported within the consolidated balance sheets
Cash and cash equivalents	$114,454	$120,475	$155,127	$114,454	$155,127
Restricted cash	1,103	1,089	1,299	1,103	1,299
Total cash, cash equivalents and restricted cash, end of the period	$115,557	$121,564	$156,426	$115,557	$156,426

FORGE GLOBAL HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Results
(In thousands of U.S. dollars)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net loss attributable to Forge Global Holdings, Inc.	$(18,342)	$(13,724)	$(18,348)	$(50,690)	$(64,425)
Add:
Net loss attributable to noncontrolling interest	(502)	(316)	(609)	(1,188)	(893)
Provision for income taxes	298	258	291	772	769
Interest (income) expense, net	(1,307)	(1,495)	(1,725)	(4,511)	(4,553)
Depreciation and amortization	1,748	1,781	1,710	5,345	5,246
Share-based compensation expense	7,622	7,859	9,233	24,948	25,443
Change in fair value of warrant liabilities	(931)	(2,280)	(907)	(7,659)	2,715
Impairment of right-of-use assets	—	—	—	186	—
Loss on impairment of long lived assets	—	—	—	—	536
Adjusted EBITDA	$(11,414)	$(7,917)	$(10,355)	$(32,797)	$(35,162)

FORGE GLOBAL HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
KEY OPERATING METRICS
(In thousands of U.S. dollars)
Key Business Metrics
We monitor the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. The tables below reflect period-over-period changes in our key business metrics, along with the percentage change between such periods. We believe the following business metrics are useful in evaluating our business:

	Three Months Ended			Nine Months Ended
Dollars in thousands	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
TRADING SOLUTIONS
Trades	680	831	567	2,116	1,321
Volume	$338,075	$426,318	$234,141	$1,026,931	$515,486
Net Take Rate	2.6%	2.7%	3.0%	2.8%	3.4%
Marketplace revenues, less transaction-based expenses	$8,640	$11,423	$7,135	$28,554	$17,388
•Trades are defined as the total number of orders executed by us and entities we have acquired on behalf of private investors and stockholders. Increasing the number of orders is critical to increasing our revenue and, in turn, to achieving profitability.
•Volume is defined as the total sales value for all securities traded through our Forge Markets platform which is the aggregate value of the issuer company’s equity attributed to both the buyer and seller in a trade and as such a $100 trade of equity between buyer and seller would be captured as $200 volume for us. Although we typically capture a commission on each side of a trade, we may not in certain cases due to factors such as the use of a third-party broker by one of the parties or supply factors that would not allow us to attract sellers of shares of certain issuers. Volume is influenced by, among other things, the pricing and quality of our services as well as market conditions that affect private company valuations, such as increases in valuations of comparable companies at IPO.
•Net Take Rates are defined as our marketplace revenues, less transaction-based expenses, divided by Volume. These represent the percentage of fees earned by our marketplace on any transactions executed from the commission we charged on such transactions (less transaction-based expenses), which is a determining factor in our revenue. The Net Take Rate can vary based upon the service or product offering and is also affected by the average order size and transaction frequency.

	As of
Dollars in thousands	September 30, 2024	June 30, 2024	September 30, 2023
CUSTODY SOLUTIONS
Total Custodial Accounts	2,281,976	2,211,108	2,023,756
Assets Under Custody	$16,620,450	$16,600,408	$15,148,480
•Total Custodial Accounts are defined as our customers’ custodial accounts that are established on our platform and billable. These relate to our Custodial Administration fees revenue stream and are an important measure of our business as the number of Total Custodial Accounts is an indicator of our future revenues from certain account maintenance, transaction and cash administration fees.
•Assets Under Custody is the reported value of all client holdings held under our agreements, including cash submitted to us by the responsible party. These assets can be held at various financial institutions, issuers and in our vault. As the custodian of the accounts, we collect all interest and dividends, handle all fees and transactions, and any other considerations for the assets concerned. Our fees are earned from the overall maintenance activities of all assets and are not charged on the basis of the dollar value of Assets Under Custody, but we believe that Assets Under Custody is a useful metric for assessing the relative size and scope of our business.